Exhibit 99.1

Extra Space Storage Inc.
PHONE (801) 365-4600
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
www.extraspace.com
FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports 2020 Second Quarter Results
SALT LAKE CITY, August 4, 2020 — Extra Space Storage Inc. (NYSE: EXR) (the “Company”), a leading owner and operator of self-storage facilities in the United States and a member of the S&P 500, announced operating results for the three and six months ended June 30, 2020.
Highlights for the three months ended June 30, 2020:

•Achieved net income attributable to common stockholders of $0.80 per diluted share, representing a 1.2% decrease compared to the same period in 2019.

•Achieved funds from operations attributable to common stockholders and unit holders (“FFO”) of $1.21 per diluted share. FFO, excluding acceleration of share-based compensation expense due to retirement of an executive officer and adjustments for non-cash interest (“Core FFO”), was $1.23 per diluted share, representing a 0.8% increase compared to the same period in 2019.

•Experienced decreases in same-store revenue of (3.1)% and same-store net operating income (“NOI”) of (4.6)% compared to the same period in 2019.

•Reported same-store occupancy of 94.5% as of June 30, 2020, compared to 93.5% as of June 30, 2019.

•In conjunction with joint venture partners, acquired one store at completion of construction (a “Certificate of Occupancy store” or “C of O store”) and completed one development for a total cost of approximately $25.4 million, of which the Company invested $14.4 million.

•Added 31 stores (gross) to the Company's third-party management platform. As of June 30, 2020, the Company managed 700 stores for third parties and 251 stores in joint ventures, for a total of 951 managed stores.

•Paid a quarterly dividend of $0.90 per share.

Highlights for the six months ended June 30, 2020:

•Achieved net income attributable to common stockholders of $1.63 per diluted share, representing a 5.2% increase compared to the same period in 2019.

•Achieved FFO of $2.45 per diluted share. Core FFO was $2.48 per diluted share, representing a 4.6% increase compared to the same period in 2019.

•Experienced decreases in same-store revenue of (0.6)% and same-store NOI of (1.8)% compared to the same period in 2019.

•Acquired one operating store and one C of O store for a total cost of approximately $19.4 million.

•In conjunction with joint venture partners, acquired one operating store, three C of O stores and completed one development for a total cost of approximately $66.0 million, of which the Company invested $24.1 million.

•Added 79 stores (gross) to the Company's third-party management platform.

Updates pertaining to the current COVID-19 pandemic:

•Continued operations and provided customer access at all 1,878 stores.

•Achieved same-store occupancy of 95.7% as of July 31, 2020, compared to 94.2% as of July 31, 2019. Same-store occupancy as of July 31, 2020, includes approximately 200 basis points of inflated occupancy due to delayed auctions of delinquent units as a result of COVID-19.

•As of July 31, 2020, accounts receivable less than 60 days have returned to historical levels, while accounts receivable greater than 60 days as a percentage of rental income are approximately 325 basis points higher than historical levels.

•Reported $56.4 million in cash and cash equivalents and $883.0 million in revolving line of credit availability as of June 30, 2020.

•Due to the continuing uncertainty related to the impacts of the COVID-19 pandemic, including the potential for future stay-at-home orders, the uncertain economic climate, and the resulting impact on rentals, vacates, pricing, accounts receivable, auctions and existing customer rent increases, the Company has elected to not reinstate 2020 annual guidance at this time.

Joe Margolis, CEO of Extra Space Storage Inc., commented: “Despite the impact from COVID-19, we delivered positive year-over-year FFO growth in the quarter. We are pleased with the returning demand we have seen in our need-based sector and our customer acquisition platform's ability to convert that demand into rentals. While we are encouraged by improving leasing activity and occupancy, we recognize the remaining headwinds and uncertainty in 2020 due to new supply, negative rental rates to new customers, restrictions on auctions and existing customer rent increases, the course of the COVID-19 virus and general macro-economic conditions. As a result, we have chosen to not provide 2020 guidance at this time.”

FFO Per Share:
The following table outlines the Company’s FFO and Core FFO for the three and six months ended June 30, 2020 and 2019. The table also provides a reconciliation to GAAP net income attributable to common stockholders and earnings per diluted share for each period presented (amounts shown in thousands, except share and per share data — unaudited):

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2020		2019		2020		2019
		(per share)[1]		(per share)[1]		(per share)[1]		(per share)[1]
Net income attributable to common stockholders	$102,911	$0.80	$104,828	$0.81	$211,090	$1.63	$199,598	$1.55
Impact of the difference in weighted average number of shares – diluted[2]		(0.05)		(0.05)		(0.10)		(0.09)
Adjustments:
Real estate depreciation	53,367	0.38	51,144	0.38	106,293	0.77	101,917	0.74
Amortization of intangibles	538	—	1,809	0.01	1,155	0.01	4,097	0.03
Gain on real estate transactions and impairment of real estate assets	—	—	(1,205)	(0.01)	—	—	(1,205)	(0.01)
Unconsolidated joint venture real estate depreciation and amortization	2,224	0.02	1,912	0.01	4,388	0.03	3,784	0.03
Distributions paid on Series A Preferred Operating Partnership units	(572)	—	(572)	—	(1,144)	(0.01)	(1,144)	(0.01)
Income allocated to Operating Partnership noncontrolling interests	8,346	0.06	7,861	0.06	16,329	0.12	15,251	0.11
FFO	$166,814	$1.21	$165,777	$1.21	$338,111	$2.45	$322,298	$2.35

Adjustments:
Acceleration of share-based compensation expense due to executive officer retirement	1,823	0.01	—	—	1,823	0.01	—	—
Non-cash interest expense related to amortization of discount on equity portion of exchangeable senior notes	1,233	0.01	1,185	0.01	2,442	0.02	2,347	0.02
CORE FFO	$169,870	$1.23	$166,962	$1.22	$342,376	$2.48	$324,645	$2.37

Weighted average number of shares – diluted[3]	137,777,160		137,162,649		137,910,360		136,895,144

(1)Per share amounts may not recalculate due to rounding.

(2)Adjustment to account for the difference between the number of shares used to calculate earnings per share and the number of shares used to calculate FFO per share. Earnings per share is calculated using the two-class method, which uses a lower number of shares than the calculation for FFO per share and Core FFO per share, which are calculated assuming full redemption of all OP units as described in note (3).

(3)Extra Space Storage LP (the “Operating Partnership”) has outstanding preferred and common Operating Partnership units (“OP units”). These OP units can be redeemed for cash or, at the Company’s election, shares of the Company’s common stock. Redemption of all OP units for common stock has been assumed for purposes of calculating the weighted average number of shares — diluted as presented above. The computation of weighted average number of shares — diluted for FFO per share and Core FFO per share also includes the effect of share-based compensation plans and our exchangeable senior notes using the treasury stock method.

Operating Results and Same-Store Performance:
The following table outlines the Company’s same-store performance for the three and six months ended June 30, 2020 and 2019 (amounts shown in thousands, except store count data—unaudited)1:

	For the Three Months Ended June 30,		Percent	For the Six Months Ended June 30,		Percent
	2020	2019	Change	2020	2019	Change
Same-store rental revenues[2]	$262,690	$271,178	(3.1)%	$532,752	$536,083	(0.6)%
Same-store operating expenses[2]	77,162	76,633	0.7%	155,565	152,132	2.3%
Same-store net operating income[2]	$185,528	$194,545	(4.6)%	$377,187	$383,951	(1.8)%

Same-store square foot occupancy as of quarter end	94.5%	93.5%		94.5%	93.5%

Properties included in same-store	863	863		863	863

(1)A reconciliation of net income to same-store net operating income is provided later in this release, entitled “Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income.”

(2)Same-store revenues, same-store operating expenses and same-store net operating income do not include tenant reinsurance revenue or expense.

Same-store revenues for the three and six months ended June 30, 2020 decreased due to lower rental rates for customers, lower late fees collected and higher bad debt expense related to non-paying tenants. Same-store expenses were higher for the three months ended June 30, 2020 primarily due to increases in payroll and property taxes. Same-store expenses were higher for the six months ended June 30, 2020 primarily due to increases in payroll, marketing expenses and property taxes. Expenses in both periods were partially offset by reduced utilities expense and auction fees.
Major markets with revenue growth above the Company’s portfolio average for the three and six months ended June 30, 2020 included Los Angeles, Norfolk/Virginia Beach, Oklahoma City and Phoenix. Major markets performing below the Company’s portfolio average included Atlanta, Charleston, Miami and Tampa.

COVID-19 Update:
The impact from COVID-19 on the Company's operational financial performance during the three months ended June 30, 2020 was generally due to reductions in new rentals and vacates due to stay-at-home orders and other restrictions, lower achieved rental rates from new customers, fewer existing customer rent increases, reduced late fee collection and impaired ability to hold auctions resulting in higher accounts receivable and bad debt. The Company continued operations at all of its properties. It has installed plexiglass partitions in all of its offices and has also implemented no-contact rental processes. The Company has experienced limited rental office closures for temporary staffing adjustments or to satisfy local government orders.
The forward looking impact of COVID-19 remains difficult to quantify since it will be influenced by restrictions related to auctions and rate increases, the potential for future stay-at-home orders and other business restrictions and resulting changes to customer behavior, which are generally unknown. The forward looking general economic impact related to COVID-19 is also difficult to quantify. As a result, the Company has elected to not reinstate 2020 guidance until greater visibility is available related to the aforementioned impacts.

Investment and Property Management Activity:
The following table outlines the Company’s acquisitions and developments that are closed, completed or under agreement (dollars in thousands - unaudited):

	Closed through June 30, 2020		Closed/Completed Subsequent to June 30, 2020		Scheduled to Still Close/Complete in 2020		Total 2020		To Close/Complete in 2021/2022
Wholly-Owned Investment	Stores	Price	Stores	Price	Stores	Price	Stores	Price	Stores	Price
Operating Stores	1	$9,750	1	$10,500	7	$76,900	9	$97,150	—	$—
C of O and Development Stores[1]	1	9,628	—	—	1	6,400	2	16,028	5	78,954
EXR Investment in Wholly-owned stores	2	19,378	1	10,500	8	83,300	11	113,178	5	78,954

Joint Venture Investment
EXR Investment in JV Acquisition of Operating Stores[1]	1	1,810	—	—	—	—	1	1,810	—	—
EXR Investment in JV C of O and Development Stores[1]	4	22,289	—	—	2	9,793	6	32,082	1	1,600
EXR Investment in Joint Ventures	5	24,099	—	—	2	9,793	7	33,892	1	1,600
Total EXR Investment	7	$43,477	1	$10,500	10	$93,093	18	$147,070	6	$80,554

(1)The locations of C of O and development stores and joint venture ownership interest details are included in the supplemental financial information published on the Company’s website at www.extraspace.com.

The projected developments and acquisitions under agreement described above are subject to customary closing conditions and no assurance can be provided that these developments and acquisitions will be completed on the terms described, or at all.

Bridge Loans:
Year to date the Company has closed $52.1 million in bridge loans, with an additional $169.8 million under agreement to close in 2020 and 2021.
Subsequent to quarter end, the Company purchased a senior mezzanine note at 98% of the $103.0 million principal balance.

Property Management:
As of June 30, 2020, the Company managed 700 stores for third-party owners and 251 stores owned in joint ventures, for a total of 951 stores under management. The Company is the largest self-storage management company in the United States.

Balance Sheet:
On June 17, 2020, the Company executed a credit agreement for a $300.0 million unsecured revolving credit facility with an interest rate of one-month LIBOR+1.2%, a one-year maturity and a one-year extension. On June 25, 2020, the Company closed a private placement of senior unsecured notes for $425.0 million with an interest rate of 3.5% and a 10-year maturity. The Company will receive the proceeds through delayed draws on August 25, 2020 and October 1, 2020. As of June 30, 2020, the Company had $56.4 million in cash and cash equivalents and $883.0 million in revolving line of credit availability.
During the three months ended June 30, 2020, the Company did not sell any shares of common stock using its “at the market” (“ATM”) program. As of June 30, 2020, the Company had $298.6 million available for issuance under its ATM program.
As of June 30, 2020, the Company’s percentage of fixed-rate debt to total debt was 79.0%. The weighted average interest rates of the Company’s fixed and variable-rate debt were 3.4% and 1.7%, respectively. The combined weighted average interest rate was 3.0% with a weighted average maturity of approximately 4.2 years.

Dividends:
On June 30, 2020, the Company paid a second quarter common stock dividend of $0.90 per share to stockholders of record at the close of business on June 15, 2020.

Outlook:
On May 6, 2020, the Company withdrew its previously provided FFO estimates and annual assumptions for the year ending December 31, 2020 due to the impact of COVID-19. The Company may reinstate guidance once greater visibility is available related to restrictions, customer behavior and general economic conditions related to COVID-19.

Supplemental Financial Information:
Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Under the "Company Info" navigation menu on the home page, click on “Investor Relations,” then under the “Financials & Stock Info” navigation menu click on “Quarterly Earnings.” This supplemental information provides additional detail on items that include store occupancy and financial performance by portfolio and market, debt maturity schedules and performance of lease-up assets.

Conference Call:
The Company will host a conference call at 1:00 p.m. Eastern Time on Wednesday, August 5, 2020, to discuss its financial results. To participate in the conference call, please dial 855-791-2026 or 631-485-4899 for international participants; audience passcode: 4349759. The conference call will also be available on the Company’s investor relations website at https://ir.extraspace.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will be available for 30 days on the Company’s website in the Investor Relations section.
A replay of the call will also be available by telephone, from 5:00 p.m. Eastern Time on August 5, 2020, until 5:00 p.m. Eastern Time on August 10, 2020. The replay dial-in numbers are 855-859-2056 or 404-537-3406 for international callers; passcode: 4349759.

Forward-Looking Statements:
Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning the benefits of store acquisitions, developments, favorable market conditions, our outlook and estimates for the year and other statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, the competitive landscape, plans or intentions relating to acquisitions and developments and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release. Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to:

•adverse changes in general economic conditions, the real estate industry and the markets in which we operate;
•failure to close pending acquisitions and developments on expected terms, or at all;
•the effect of competition from new and existing stores or other storage alternatives, which could cause rents and occupancy rates to decline;
•potential liability for uninsured losses and environmental contamination;
•the impact of the regulatory environment as well as national, state and local laws and regulations, including, without limitation, those governing real estate investment trusts (“REITs”), tenant reinsurance and other aspects of our business, which could adversely affect our results;

•disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;
•impacts from the COVID-19 pandemic or the future outbreak of other highly infectious or contagious diseases, including reduced demand for self-storage space and ancillary products and services such as tenant reinsurance, and potential decreases in occupancy and rental rates and staffing levels, which could adversely affect our results;
•increases in interest rates;
•reductions in asset valuations and related impairment charges;
•our lack of sole decision-making authority with respect to our joint venture investments;
•the effect of recent changes to U.S. tax laws;
•the failure to maintain our REIT status for U.S. federal income tax purposes; and
•economic uncertainty due to the impact of natural disasters, war or terrorism, which could adversely affect our business plan.
All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Definition of FFO:
FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net income. Net income assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. The values of real estate assets fluctuate due to market conditions and the Company believes FFO more accurately reflects the value of the Company’s real estate assets. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of operating stores and impairment write downs of depreciable real estate assets, plus depreciation and amortization related to real estate and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements. FFO should not be considered a replacement of net income computed in accordance with GAAP.
For informational purposes, the Company also presents Core FFO. Core FFO excludes revenues and expenses not core to our operations and non-cash interest. Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance. The Company believes that by excluding revenues and expenses not core to our operations and non-cash interest charges, stockholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO. Core FFO by the Company should not be considered a replacement of the NAREIT definition of FFO. The computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

Definition of Same-Store:
The Company’s same-store pool for the periods presented consists of 863 stores that are wholly-owned and operated and that were stabilized by the first day of the earliest calendar year presented. The Company considers a store to be stabilized once it has been open for three years or has sustained average square foot occupancy of 80.0% or more for one calendar year. The Company believes that by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to occupancy, rental revenue (growth), operating expenses (growth), net operating income (growth), etc., stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions or completed developments.  Same-store results should not be used as a basis for future same-store performance or for the performance of the Company’s stores as a whole.

About Extra Space Storage Inc.:
Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a self-administered and self-managed REIT and a member of the S&P 500. As of June 30, 2020, the Company owned and/or operated 1,878 self-storage stores in 40 states, Washington, D.C. and Puerto Rico. The Company’s stores comprise approximately 1.4 million units and approximately 145.4 million square feet of rentable space. The Company offers customers a wide selection of conveniently located and secure storage units across the country, including boat storage, RV storage and business storage. The Company is the second largest owner and/or operator of self-storage stores in the United States and is the largest self-storage management company in the United States.
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For Information:
Jeff Norman
Extra Space Storage Inc.
(801) 365-1759

Extra Space Storage Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	June 30, 2020	December 31, 2019
	(Unaudited)
Assets:
Real estate assets, net	$7,673,724	$7,696,864
Real estate assets - operating lease right-of-use assets	261,304	264,643
Investments in unconsolidated real estate entities	344,177	338,054
Cash and cash equivalents	56,397	65,746
Restricted cash	5,354	4,987
Other assets, net	188,938	162,083
Total assets	$8,529,894	$8,532,377
Liabilities, Noncontrolling Interests and Equity:
Notes payable, net	$4,300,744	$4,318,973
Exchangeable senior notes, net	573,154	569,513
Revolving lines of credit	207,000	158,000
Operating lease liabilities	271,875	274,783
Cash distributions in unconsolidated real estate ventures	46,100	45,264
Accounts payable and accrued expenses	132,257	111,382
Other liabilities	253,246	132,768
Total liabilities	5,784,376	5,610,683
Commitments and contingencies
Noncontrolling Interests and Equity:
Extra Space Storage Inc. stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 129,069,555 and 129,534,407 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	1,291	1,295
Additional paid-in capital	2,884,940	2,868,681
Accumulated other comprehensive loss	(119,256)	(28,966)
Accumulated deficit	(391,285)	(301,049)
Total Extra Space Storage Inc. stockholders' equity	2,375,690	2,539,961
Noncontrolling interest represented by Preferred Operating Partnership units, net	172,542	175,948
Noncontrolling interests in Operating Partnership, net and other noncontrolling interests	197,286	205,785
Total noncontrolling interests and equity	2,745,518	2,921,694
Total liabilities, noncontrolling interests and equity	$8,529,894	$8,532,377

Consolidated Statement of Operations for the Three and Six Months Ended June 30, 2020 and 2019
(In thousands, except share and per share data) - Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Property rental	$279,312	$279,584	$566,015	$550,587
Tenant reinsurance	35,078	31,701	68,691	61,498
Management fees and other income	12,856	12,317	24,992	23,063
Total revenues	327,246	323,602	659,698	635,148
Expenses:
Property operations	89,040	80,870	179,337	159,635
Tenant reinsurance	6,858	6,982	13,536	13,949
General and administrative	25,337	23,351	48,348	46,029
Depreciation and amortization	56,018	54,406	111,293	109,065
Total expenses	177,253	165,609	352,514	328,678
Gain on real estate transactions	—	1,205	—	1,205
Income from operations	149,993	159,198	307,184	307,675
Interest expense	(41,039)	(47,448)	(85,397)	(94,808)
Non-cash interest expense related to amortization of discount on equity component of exchangeable senior notes	(1,233)	(1,185)	(2,442)	(2,347)
Interest income	1,669	1,718	3,343	3,106
Income before equity in earnings of unconsolidated real estate ventures and income tax expense	109,390	112,283	222,688	213,626
Equity in earnings and dividend income from unconsolidated real estate entities	5,044	3,121	10,087	5,751
Income tax expense	(3,177)	(2,715)	(5,356)	(4,528)
Net income	111,257	112,689	227,419	214,849
Net income allocated to Preferred Operating Partnership noncontrolling interests	(3,139)	(3,128)	(6,250)	(6,291)
Net income allocated to Operating Partnership and other noncontrolling interests	(5,207)	(4,733)	(10,079)	(8,960)
Net income attributable to common stockholders	$102,911	$104,828	$211,090	$199,598
Earnings per common share
Basic	$0.80	$0.82	$1.63	$1.56
Diluted	$0.80	$0.81	$1.63	$1.55
Weighted average number of shares
Basic	128,932,152	127,585,436	129,110,131	127,349,299
Diluted	129,082,468	135,654,761	129,285,675	135,166,456
Cash dividends paid per common share	$0.90	$0.90	$1.80	$1.76

Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income — for the Three and Six Months Ended June 30, 2020 and 2019 (In thousands) — Unaudited

	For the Three Months Ended June 30,		`	For the Six Months Ended June 30,
	2020	2019		2020	2019
Net Income	$111,257	$112,689		$227,419	$214,849
Adjusted to exclude:
Gain on real estate transactions	—	(1,205)		—	(1,205)
Equity in earnings of unconsolidated joint ventures	(5,044)	(3,121)		(10,087)	(5,751)
Interest expense	42,272	48,633		87,839	97,155
Depreciation and amortization	56,018	54,406		111,293	109,065
Income tax expense	3,177	2,715		5,356	4,528
General and administrative	25,337	23,351		48,348	46,029
Management fees, other income and interest income	(14,525)	(14,035)		(28,335)	(26,169)
Net tenant insurance	(28,220)	(24,719)		(55,155)	(47,549)
Non-same store rental revenue	(16,622)	(8,406)		(33,263)	(14,504)
Non-same store operating expense	11,878	4,237		23,772	7,503
Total Same-store net operating income	$185,528	$194,545		$377,187	$383,951

Same-store rental revenues	262,690	271,178		532,752	536,083
Same-store operating expenses	77,162	76,633		155,565	152,132
Same-store net operating income	$185,528	$194,545		$377,187	$383,951